Exhibit 10.6

DATED                                  APRIL 2026

Conrent Invest S.A.,

acting on behalf of its compartment “Safety 2”
as the “Lender”

AND

Track Group, Inc.

as “Track”

Conrent Amended Facility Payoff Agreement

TABLE OF CONTENTS

1.	DEFINITIONS	1
2.	PAY-OFF	2
3.	RELEASE AND CANCELLATION	2
4.	CONTINUATION	2
5.	FURTHER ASSURANCE	2
6.	LIMITED RECOURSE AND NON-PETITION	2
7.	MISCELLANEOUS	3
8.	GOVERNING LAW AND JURISDICTION	3

THIS DEED is made on                   April 2026

BETWEEN:

1.

Conrent Invest S.A., a public limited liability company (société anonyme), incorporated under the laws of the Grand Duchy of Luxembourg, subject to, as an unregulated securitisation company (société de titrisation) the Luxembourg law of 22 March 2004 on securitisation, as amended (the “Securitisation Law”), and having its registered office at 2, Rue des Gaulois, L-1618 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg trade and companies register under number B 170.360, acting on behalf of its Compartment “Safety 2”, (the “Lender”); and

2.	Track Group, Inc., a Delaware corporation, having its registered office at 200 East 5th Avenue, Suite 100, Naperville, Illinois 60563, United States of America (“Track”).

IT IS AGREED as follows:

1.	DEFINITIONS

1.1	In this Deed:

Effective Time has the meaning given in Clause 2 (Pay-off).

Facilities Agreement means the facilities agreement originally dated 30 December 2013 as amended on May 30, 2014, as amended and restated on 30 June 2015, as amended and restated on 19 July 2018, as amended and restated on 24 February 2019, as amended and restated on 10 January 2020, as amended and restated on 21 December 2020 and as last amended and restated on 26 April 2023 and made between the Lender and Track as the borrower (as amended, varied and amended and restated from time to time).

Notification Parties means Each of the following parties, Track, Chatham Capital and McGuireWoods LLP, with the following email addresses:
Track:	Jim Berg [**]
Chatham Capital:	Jeff Hagar – [**]
McGuireWoods LLP:	Clayton Stallbaumer – [**]

Parties means each of the parties to this Deed.

Pay-off Account means the bank account of the Lender held with Baader Bank AG in Germany with the following details:
Bank:	[**]
Bank address:	[**]
Account holder:	[**]
IBAN:	[**]

Pay-off Amount means $23,520,000 (in words: twenty-three million five hundred twenty thousand United States Dollar).
Repayment Date means the date on which Track transfers the Pay-off Amount, which shall be on 30 April 2026.

1.2	Terms defined in the Facilities Agreement shall have the same meaning when used in this Deed unless a contrary indication appears herein.

2.	PAY-OFF AND REPRESENTATION AND WARRANTY

2.1	Track shall pay the Pay-off Amount (or procure the payment thereof) in full and in cleared and immediately available funds in United States Dollar to the Pay-off Account on the Repayment Date.

2.2	On receipt by the Lender of the Pay-off Amount into the Pay-off Account in accordance with Clause 2.1 above:

(a)	the Effective Time shall immediately occur; and

(b)

the Lender shall promptly (and in any event on the same date thereof) provide written confirmation to the Notification Parties (with email sufficient for this purpose) that it has received the Pay-off Amount in full and in cleared and immediately available funds in the relevant currency and that the Effective Time has occurred.

2.3

Lender represents and warrants that it (i) is the sole legal and beneficial owner of all right, title and interest of the “Lender” as defined in the Facilities Agreement and (ii) has not assigned, granted any participation interest in or otherwise directly or indirectly transferred any of its right, title and/or interest in the “Obligations” as defined in the Facilities Agreement or in any other “Facility Document” as defined in the Facilities Agreement to any third party.

3.	RELEASE AND CANCELLATION

3.1	With immediate effect from the Effective Time, the Lender hereby irrevocably and unconditionally, subject only to Clause 4 (Continuation):

(a)

releases and discharges Track from all present or future, actual or contingent liabilities, obligations and guarantees created, evidenced or conferred by, and all claims, charges, liens, security interests, actions, suit, accounts and demands arising under or in any way related to the Facilities Agreement and/or or any other Facility Document; and

(b)	confirms that the Facilities Agreement and each other Facility Document are hereby terminated and cancelled.

3.2

Each release pursuant to Clause 3.1 above is given without recourse to, or any representation or warranty by, the Lender except the representations and warranties given in Clause 2.3 which shall survive the Effective Time.

4.	CONTINUATION

Notwithstanding any other provision of this Deed, nothing in this Deed is intended to release any person from any confidentiality, indemnification or expense reimbursement provisions contained in the Facilities Agreement or any other agreement to which it is a party that are specifically stated to survive the release or termination of the Facilities Agreement or such other agreement.

5.	FURTHER ASSURANCE

The Lender will, at the request of any Notification Party and at the sole cost of Track, do all such things and enter into and execute all such deeds, documents, memoranda, agreements or instruments as may be reasonably necessary to give effect to the provisions of this Deed.

6.	LIMITED RECOURSE AND NON-PETITION

Notwithstanding any of the provisions of this Deed, but subject to the truth and accuracy of the representations and warranties of Lender in Clause 2.3, hereof, Track expressly acknowledges and accepts, and will be deemed to have accepted and acknowledged, that each of Conrent Invest S.A. (the “Company”) and the Lender (i) are subject to the Securitisation Law and (ii) the Company has created the Lender in respect of the Facilities Agreement and the facilities provided thereunder to Track to which all assets, rights, claims and agreements relating to such Facilities Agreement and this Deed are allocated. Furthermore, Track acknowledges and accepts that it has only recourse to the assets of the Lender and not to the assets allocated to any other compartments created by the Company or any other assets of the Company. Track expressly acknowledges and accepts that it is not entitled to petition or take any other step for the winding-up, the liquidation or the bankruptcy of the Lender or the Company or any similar insolvency related proceedings. In case of conflict between the provisions of this Clause 6 and the other provisions of this Deed, the provisions of this Clause 6 will prevail.

7.	MISCELLANEOUS

7.1

The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Deed and no rights or benefits expressly or impliedly conferred by this Deed shall be enforceable under that Act against the parties to this Deed by any other person.

7.2

If any provision of this Deed is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

7.3	This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

8.	GOVERNING LAW AND JURISDICTION

8.1	This Deed and any non-contractual claims arising out of or in connection with it shall be governed by and construed in accordance with English law.

8.2

The Parties agree that the courts of England shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed, whether contractual or non-contractual (including a dispute regarding the existence, validity or termination of this Deed) (a "Dispute"). The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

IN WITNESS whereof this Deed of Release has been duly executed and delivered as a deed on the date stated at the beginning of this Deed.

SIGNATORIES TO DEED OF RELEASE

THE LENDER

EXECUTED as a DEED by
Conrent Invest S.A., acting on behalf of its Compartment “Safety 2”,

acting by:

Simplex S.à r.L., the sole director of the Lender.

Represented by: Mr. Heinrich Bernhard Schmitz, the sole manager of Simplex S.à r.L.

Authorised Signatory: /s/ Heinrich Bernhard Schmitz

In the presence of:

Name:	Mrs. Judith Jäger

Address:	[**]

Occupation:	Employee of Simplex S.à r.L.

TRACK

EXECUTED as a DEED by
Track Group, Inc. acting by:

Derek Cassell as Chief Executive Officer:

/s/ Derek Cassell

In the presence of:

Witness:	/s/ Shaun Callahan

Name:	Shaun Callahn

Address:	[*]

Occupation:	Counsel